Exhibit 31.4

Section 302 Certification of Chief Financial Officer

I, John Fanelli III, certify that:

1.  I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Hill International, Inc. for the period ended December 31, 2015; and

2.   Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 29, 2016	/s/ John Fanelli III
John Fanelli III
Senior Vice President and Chief Financial Officer